                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 1998



                              VIRTUALFUND.COM, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                      0-18114               41-1612861
(State or other jurisdiction    (Commission File No.)       (IRS Employer
      of incorporation)                                   Identification No.)

                               7090 Shady Oak Road
                          Eden Prairie, Minnesota 55344

              (Address of registrant's principal executive offices)

                                 (612) 941-8687
                         (Registrant's telephone number)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired

         The audited financial statements of K&R Technical Services, Inc. ("K&R"), prepared in accordance with Regulation S-X, consisting of the balance sheet as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended together with the corresponding Independent Auditor's Report filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

         The unaudited interim financial statements of K&R, prepared in accordance with Regulation S-X, consisting of the balance sheet as of September 30, 1998 and the related statements of operations and cash flows for the nine months ended September 30, 1998 and 1997 filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

(b)      Unaudited Pro Forma Financial Information

         The unaudited pro forma financial statements for the consolidated companies filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

(c)      Exhibits

           2.1 Agreement and Plan of Merger, dated as of December 18, 1998, by and among VirtualFund.com, Inc., Virtual Acquisition Corp. I, K&R Technical Services, Inc. and the shareholders of K&R Technical Services, Inc. Omitted from such Exhibit are the exhibits thereto referenced in such agreement. The registrant will furnish supplementally a copy of any such exhibits to the Commission upon request. *

          13.1 Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission on September 28, 1998. **

-------------------

* Exhibit previously filed on December 31, 1998 with Registrant's Current Report on Form 8-K dated December 18, 1998 incorporated herein by reference under Exhibit Number indicated.

** Filed with the Securities and Exchange Commission on September 28, 1998 (file no. 0-18114) and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 1999

                                         VIRTUALFUND.COM, INC.
                                         (Registrant)

                                         By /s/ James H. Horstmann
                                            -------------------------------
                                            JAMES H. HORSTMANN
                                            Chief Financial Officer

                              VIRTUALFUND.COM, INC.
                          INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements
-----------------------------------------------------

Unaudited pro forma Consolidated Statement of Operations for
     the year ended June 30, 1998                                                        F-2

Unaudited pro forma Consolidated Statement of Operations for
     the six months ended January 3, 1999                                                F-3

Notes to unaudited pro forma Consolidated Statements of Operations                       F-4

Historical Financial Statements of K&R Technical Services, Inc.
---------------------------------------------------------------

Independent Auditor's Report                                                             F-5

Balance Sheets as of December 31, 1997 and September 30, 1998 (unaudited)                F-6

Statements of Operations for the year ended December 31, 1997 and
     the nine months ended September 30, 1997 and 1998 (unaudited)                       F-7

Statements of Changes in Stockholders' Equity for the year ended
     December 31, 1997 and the nine months ended September 30, 1998 (unaudited)          F-8

Statements of Cash Flows for the year ended December 31, 1997 and
     the nine months ended September 30, 1997 and 1998 (unaudited)                       F-9

Notes to Financial Statements                                                   F-10 to F-14

VIRTUALFUND.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended June 30, 1998

                                                                      K&R
                                                   VFND          Twelve Months
                                                Year Ended           Ended          Pro Forma
                                                  6/30/98           6/30/98        Adjustments             Pro Forma
                                              --------------    --------------   --------------         --------------
SALES
   Product                                    $   80,731,534    $      341,615   $                      $   81,073,149
   Service                                                           6,003,462                               6,003,462
                                              --------------    --------------   --------------         --------------
     NET SALES                                    80,731,534         6,345,077                              87,076,611

COST OF SALES
   Product                                        48,050,731           243,347                              48,294,078
   Service                                                           3,786,175                               3,786,175
                                              --------------    --------------   --------------         --------------
                                                  48,050,731         4,029,522                              52,080,253
                                              --------------    --------------   --------------         --------------

GROSS PROFIT                                      32,680,803         2,315,555                              34,996,358

OPERATING EXPENSES
   Sales and marketing                            14,335,306           791,490                              15,126,796
   Research and development                        6,503,287           447,571                               6,950,858
   General and administrative                      9,505,652         1,585,861        1,794,132    c        12,885,645
                                              --------------    --------------   --------------         --------------
                                                  30,344,245         2,824,922        1,794,132             34,963,299
                                              --------------    --------------   --------------         --------------

     OPERATING PROFIT (LOSS)                       2,336,558          (509,367)      (1,794,132)                33,059

OTHER INCOME (EXPENSE)
   Interest expense                                 (715,048)          (50,691)        (393,750)   d        (1,159,489)
   Interest income                                   118,494            22,345                                 140,839
   Other                                             (13,245)           56,628                                  43,383
                                              --------------    --------------   --------------         --------------
                                                    (609,799)           28,282         (393,750)              (975,267)
                                              --------------    --------------   --------------         --------------
EARNINGS (LOSS) BEFORE
   INCOME TAXES                                    1,726,759          (481,085)      (2,187,882)              (942,208)

INCOME TAX (PROVISION) BENEFIT                                         147,000         (147,000)   e
                                              --------------    --------------   --------------         --------------

NET EARNINGS (LOSS)                           $    1,726,759    $     (334,085)  $   (2,334,882)        $     (942,208)
                                              ==============    ==============   ==============         ==============

NET EARNINGS (LOSS) PER COMMON
   SHARE-BASIC                                $          .12                                            $         (.06)
                                              ==============                                            ==============

NET EARNINGS (LOSS) PER COMMON
   SHARE-ASSUMING DILUTION                    $          .11                                            $         (.06)
                                              ==============                                            ==============

Weighted average common shares
   outstanding                                    14,716,003                                                14,716,003

Weighted average common and dilutive
   potential common shares outstanding            15,602,071                                                14,716,003


VIRTUALFUND.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended January 3, 1999

                                                   VFND               K&R
                                                Six Months        Six Months
                                                   Ended             Ended          Pro Forma
                                                  1/3/99           12/31/98        Adjustments             Pro Forma
                                              --------------    --------------   ---------------        --------------
SALES
   Product                                    $   32,980,539    $      253,069   $      (63,352)   a    $   33,170,256
   Service                                           423,554         3,246,309         (423,554)   a         3,246,309
                                              --------------    --------------   --------------         --------------
     NET SALES                                    33,404,093         3,499,378         (486,906)            36,416,565

COST OF SALES
   Product                                        19,367,948           214,244          (32,482)   a        19,549,710
   Service                                           326,518         2,266,779         (326,518)   a         2,266,779
                                              --------------    --------------   --------------         --------------
                                                  19,694,466         2,481,023         (359,000)            21,816,489
                                              --------------    --------------   --------------         --------------

GROSS PROFIT                                      13,709,627         1,018,355         (127,906)            14,600,076

OPERATING EXPENSES
   Sales and marketing                             7,751,456           587,200         (103,000)   a         8,235,656
   Research and development                        6,674,686         2,524,000       (2,524,000)   a         4,174,686
                                                                                     (2,500,000)   b
   General and administrative                      5,169,086           961,051         (310,406)   a         6,567,286
                                                                                        747,555    c
   Restructuring and other special charges          (600,000)                                                 (600,000)
                                              --------------    --------------   --------------         --------------
                                                  18,995,228         4,072,251       (4,689,851)            18,377,628
                                              --------------    --------------   --------------         --------------

     OPERATING LOSS                               (5,285,601)       (3,053,896)       4,561,945             (3,777,552)

OTHER INCOME (EXPENSE)
   Interest expense                                 (395,040)          (37,655)          16,476    a          (613,094)
                                                                                       (196,875)   d
   Interest income                                    59,007            11,386           (2,281)   a            68,112
   Other                                            (116,601)           (6,092)             547    a          (122,146)
                                              --------------    --------------   --------------         --------------
                                                    (452,634)          (32,361)        (182,133)              (667,128)
                                              --------------    --------------   --------------         --------------

LOSS BEFORE INCOME TAXES                          (5,738,235)       (3,086,257)       4,379,812             (4,444,680)

INCOME TAX BENEFIT                                                      11,345          (11,345)   e
                                              --------------    --------------   --------------         --------------

NET LOSS                                      $   (5,738,235)   $   (3,074,912)  $    4,368,467         $   (4,444,680)
                                              ==============    ==============   ==============         ==============

NET LOSS PER COMMON SHARE -
   BASIC                                      $         (.36)                                           $         (.28)
                                              ==============                                            ==============

NET LOSS PER COMMON SHARE -
   ASSUMING DILUTION                          $         (.36)                                           $         (.28)
                                              ==============                                            ==============

Weighted average common shares
   outstanding                                    15,730,738                                                15,730,738

Weighted average common and dilutive
   potential common shares outstanding            15,730,738                                                15,730,738


VIRTUALFUND.COM, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended June 30, 1998 and the Six Months Ended January 3, 1999

1.       UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         On December 18, 1998, the Company issued 1.5 million shares of Series A Convertible Preferred Stock and notes payable in the aggregate of $3,678,227 in exchange for all of the common stock of K&R Technical Services, Inc. (K&R). The acquisition was achieved pursuant to an Agreement and Plan of Merger, dated December 18, 1998, by and among VirtualFund.com, Inc. (VFND), Virtual Acquisition Corp I, K&R Technical Services, Inc. and The Shareholders of K&R Technical Services, Inc. (Agreement). Under the terms of the Agreement, the purchase price was $11,278,217, consisting of $3,678,227 in notes payable, $7,499,990 in
         Series A Preferred Stock and approximately $100,000 in transaction costs. The preferred stock was valued at $5.00 per share based on a guaranteed value of $5.00 per share two years from the date of the transaction pursuant to the Agreement. The acquisition was accounted for as a purchase.

         The unaudited pro forma consolidated statements of operations give effect on a purchase basis to the acquisition of K&R. The unaudited pro forma consolidated statement of operations for the year ended June 30, 1998 has been prepared by consolidating the statement of operations of VFND for the year ended June 30, 1998 with the statement of operations for K&R for the twelve months ended June 30, 1998. The unaudited pro forma consolidated statement of operations for the six months ended January 3, 1999 has been prepared by consolidating the statement of operations of VFND for the six months ended January 3, 1999 with the statement of operations for K&R for the six months ended December 31, 1998. The results of K&R's operations for the month ended January 3, 1999 are included in the statement of operations of VFND for the six months ended January 3, 1999.

         The unaudited pro forma consolidated statements of operations for the year ended June 30, 1998 and the six months ended January 3, 1999 assume that the acquisition of K&R occurred on July 1, 1997. The unaudited pro forma consolidated statements of income do not purport to represent the results of operations of VFND had the transactions and events assumed therein occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted to the extent that actual amounts differ from management's estimates in accordance with Statements of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises".

         The unaudited pro forma consolidated statements of operations are based upon certain assumptions and adjustments described in the notes to the unaudited pro forma consolidated statements of operations. The unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements, and related notes, of VFND contained in VFND's quarterly report on Form 10-Q for the quarter ended January 3, 1999 and in VFND's annual report on Form 10-K for the year ended June 30, 1998.

2.       UNAUDITED PRO FORMA ADJUSTMENTS

         a. The results of K&R's operations for the month of December 1998 are included in the results of both VFND and K&R for the six months ended January 3, 1999 and are therefore eliminated in the pro forma consolidation.

         b. The charge for acquired in process research and development has been eliminated as it is not a recurring item.

         c. Goodwill amortization of $149,511 is expected for 60 months and is therefore added to general and administrative expenses for the appropriate periods.

         d. Interest expense is adjusted due to the borrowings used in the acquisition of K&R.

         e. The Company is not in a position to recognize an income tax benefit from operating losses on its consolidated income tax return.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
K&R Technical Services, Inc.
  d/b/a TEAM Technologies
Cedar Falls, Iowa

We have audited the balance sheet of K&R Technical Services, Inc., d/b/a TEAM Technologies as of December 31, 1997 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of K&R Technical Services, Inc., d/b/a TEAM Technologies as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                             McGladrey & Pullen, LLP

Waterloo, Iowa
January 15, 1999

                         K&R TECHNICAL SERVICES, INC.
                            d/b/a TEAM TECHNOLOGIES
                                Balance Sheets

                                                                      December 31,   September 30,
                                                                         1997             1998
                                                                                      (Unaudited)
                                                                      ------------   -------------
ASSETS (Note 3)

CURRENT ASSETS:
   Cash and cash equivalents                                          $   71,682     $   83,385
   Accounts receivable, less allowance for doubtful
    accounts of $8,500 in 1997 and $2,522 in 1998                        778,289        855,495
   Unbilled services                                                      37,527        128,854
   Due from leasing company (Note 3)                                     228,678
   Related party receivables (Note 6)                                    160,969        425,877
   Inventory                                                               8,112
   Deferred income taxes (Note 5)                                         90,000        149,000
   Other current assets                                                   94,775        154,831
                                                                      ----------     ----------
       TOTAL CURRENT ASSETS                                            1,470,032      1,797,442

EQUIPMENT AND IMPROVEMENTS, NET (Note 2)                                 786,483      1,208,840

RELATED PARTY RECEIVABLE (Note 6)                                        138,425

DEFERRED INCOME TAXES                                                                    38,000

OTHER ASSETS                                                               1,825         52,857
                                                                      ----------     ----------
                                                                      $2,396,765     $3,097,139
                                                                      ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable (Note 3)                                              $  250,000     $  594,995
  Current maturities of long-term debt (Note 3)                          215,917        457,360
  Accounts payable                                                       396,024        409,813
  Accrued payroll and payroll taxes                                      339,631        319,534
  Accrued 401(k) contribution                                            103,676
  Other current liabilities                                               77,372        223,386
                                                                      ----------     ----------
         TOTAL CURRENT LIABILITIES                                     1,382,620      2,005,088

LONG-TERM DEBT, less current maturities (Note 3)                         401,687        699,183

DEFERRED INCOME TAXES (Note 5)                                             8,000

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

STOCKHOLDERS' EQUITY: (Notes 4 and 7)
  Common stock, no par value; authorized 500,000 shares; shares
  issued and outstanding 150,000 in 1997 and 153,450 in 1998             158,698        322,868
  Retained earnings                                                      445,760         70,170
                                                                      ----------     ----------
       TOTAL STOCKHOLDERS' EQUITY                                        604,458        392,868
                                                                      ----------     ----------
                                                                      $2,396,765     $3,097,139
                                                                      ==========     ==========

                       See notes to financial statements.

                         K&R TECHNICAL SERVICES, INC.
                            d/b/a TEAM TECHNOLOGIES
                           Statements of Operations

                                                              Nine Months Ended
                                          Year Ended             September 30,
                                          December 31,    ----------------------------
                                             1997             1997           1998
                                                          (Unaudited)      (Unaudited)
                                          ------------    -----------     ------------
SALES
  Service                                 $ 5,320,888     $ 3,801,893     $ 4,769,452
  Product                                     302,060         144,466         306,601
                                          -----------     -----------     -----------
       NET SALES                            5,622,948       3,946,359       5,076,053

COST OF SALES
  Service                                   3,413,031       2,309,976       3,022,043
  Product                                     204,168         115,358         239,517
                                          -----------     -----------     -----------
                                            3,617,199       2,425,334       3,261,560
                                          -----------     -----------     -----------

     GROSS PROFIT                           2,005,749       1,521,025       1,814,493

OPERATING EXPENSES
  Sales and marketing                         813,000         561,456         804,708
  Research and development                    609,790         377,472         401,187
  General and administrative                  612,070         489,364       1,058,192
                                          -----------     -----------     -----------
                                            2,034,860       1,428,292       2,264,087
                                          -----------     -----------     -----------

     OPERATING (LOSS) PROFIT                  (29,111)         92,733        (449,594)

OTHER INCOME (EXPENSE)
  Interest expense                            (46,998)        (42,033)        (33,161)
  Interest income                              15,205           2,436          13,061
                                          -----------     -----------     -----------
                                              (31,793)        (39,597)        (20,100)
                                          -----------     -----------     -----------

(LOSS) EARNINGS BEFORE INCOME TAXES           (60,904)         53,136        (469,694)

INCOME TAX BENEFIT (EXPENSE) (Note 5)          31,000         (19,927)         94,104
                                          -----------     -----------     -----------

NET (LOSS) EARNINGS                       $   (29,904)    $    33,209     $  (375,590)
                                          ===========     ===========     ===========

NET (LOSS) EARNINGS PER COMMON SHARE -
   BASIC AND ASSUMING DILUTION            $      (.20)    $       .22     $     (2.45)
                                          ===========     ===========     ===========

WEIGHTED AVERAGE COMMON SHARES -
   BASIC AND ASSUMING DILUTION                150,000         150,000         153,450
                                          ===========     ===========     ===========

                       See notes to financial statements.

                         K&R TECHNICAL SERVICES, INC.
                            d/b/a TEAM TECHNOLOGIES
                 Statements of Changes in Stockholders' Equity
                   For the Year Ended December 31, 1997 and
               Nine Months Ended September 30, 1998 (Unaudited)

                                 Number
                               of Shares      Common       Retained
                                 Issued        Stock       Earnings       Total
                               ---------     ---------     ---------    ---------
Balance, December 31, 1996         1,000     $ 158,698     $ 475,664    $ 634,362

150 for 1 stock split            149,000

Net loss                                                     (29,904)     (29,904)
                               ---------     ---------     ---------    ---------

Balance, December 31, 1997       150,000       158,698       445,760      604,458

Issuance of common
   stock (unaudited)               3,450       164,000                    164,000

Net loss (unaudited)                                        (375,590)    (375,590)
                               ---------     ---------     ---------    ---------

Balance, September 30, 1998
    (unaudited)                  153,450     $ 322,698     $  70,170    $ 392,868
                               =========     =========     =========    =========


                       See notes to financial statements.

                         K&R TECHNICAL SERVICES, INC.
                            d/b/a TEAM TECHNOLOGIES
                           Statements of Cash Flows

                                                                                  Nine Months Ended
                                                              Year Ended            September 30,
                                                             December 31,    ---------------------------
                                                                 1997           1997            1998
                                                             ------------    -----------     -----------
                                                                             (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                         $ (29,904)      $  33,209       $(375,590)
   Adjustments to reconcile net (loss) income to net
       cash provided by (used in) operating activities:
      Depreciation and amortization                            219,515         182,074         414,540
      Loss (gain) on sale of equipment                          65,850          54,172          (1,000)
      Compensation expense related to stock issued                                             164,000
      Deferred income taxes                                    (85,000)        (70,000)       (105,000)
   Change in current assets and current liabilities:
     Accounts receivable                                      (410,537)       (226,681)        (77,206)
     Inventory                                                   2,497           3,845           8,112
     Unbilled services                                         (37,527)                        (91,327)
     Other assets                                                5,879          (2,790)        (98,597)
     Accounts payable                                          240,179          87,284          13,789
     Accrued expenses                                          226,660         166,717          22,241
                                                             ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                                        197,612         227,830        (126,038)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from related parties                                22,277          21,679
   Advances to related parties                                (151,761)       (132,492)       (138,974)
   Additions to equipment and improvements                     (89,787)       (222,179)       (480,113)
   Proceeds from sale of equipment                              16,520                           1,000
   Collections on due from leasing company                     200,000         200,000         228,678
   Additions to due from leasing company                      (228,678)
                                                             ---------       ---------       ---------
NET CASH USED IN INVESTING ACTIVITIES                         (231,429)       (132,992)       (389,409)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under revolving credit lines                     955,000         655,000         935,995
   Payments on revolving credit lines                         (705,000)       (595,000)       (591,000)
   Proceeds from long-term debt                                                                400,000
   Payments on long-term debt                                 (207,414)       (167,792)       (217,845)
                                                             ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN)
   FINANCING ACTIVITIES                                         42,586        (107,792)        527,150

INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                              8,769         (12,954)         11,703

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR                                         62,913          62,913          71,682
                                                             ---------       ---------       ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                     $  71,682       $  49,959       $  83,385
                                                             =========       =========       =========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
   Interest                                                  $  47,394       $  70,030       $  22,100
   Income taxes                                                 80,351          42,033          32,840

Supplemental schedule of noncash investing and
financing activities:
Equipment acquired in exchange for capital leases            $ 346,568                       $ 356,784


                       See notes to financial statements.

                         K&R TECHNICAL SERVICES, INC.
                            d/b/a TEAM TECHNOLOGIES
                         Notes to Financial Statements
                  (Information as of and for the nine months
                ended September 30, 1997 and 1998 is unaudited)

1.       BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Business

         K&R Technical Services, Inc., d/b/a TEAM Technologies (the Company) is a regional systems integrator providing a broad range of professional and technical services consisting of networking and internetworking products, including Internet related products, systems and network support, and management and information services.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Credit Risk

         The Company sells its products and services on a prepaid basis and by extending credit in the normal course of business. Its customer base ranges from small local entities to Fortune 500 companies located primarily in the Midwest and in the agriculture industry. The Company had two customers who accounted for approximately 42% and 65% of trade receivables and sales, respectively, as of and for the year ended December 31, 1997. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

         Revenue recognition and unbilled services

         Product sales are recorded on shipment. Service revenues are recorded as the work progresses at estimated billable amounts. Reserves are established for anticipated returns of product, allowances and bad debts.

         Cash equivalents

         All highly liquid cash investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

         Inventories

         Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) basis. Inventory consists primarily of finished products acquired for resale.

         Equipment and improvements

         Equipment and improvements are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets of three to seven years. The leasehold interests in equipment are being amortized by the straight-line method over the life of the leases. It is the Company's policy to include amortization on assets acquired under capital leases in with depreciation on owned assets.

         Fair value of financial instruments

         Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, short-term debt, accounts payable, and accrued liabilities are reflected in the financial statements at their estimated fair value. The carrying amount of the Company's long-term debt approximated its fair value at December 31, 1997 due to the debt agreements containing market interest rates.

         Income taxes

         The Company utilizes the asset and liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences between the financial statement and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

         Research and development

         The Company is involved in the development of new products and improvement of existing products. Research and development costs are charged to expense as incurred.

         Common stock issued to employees

         Common stock issued to employees is recorded as compensation expense at the estimated market value at the date of issuance. The estimated market value is determined on a periodic basis by the Company's Board of Directors.

         Earnings per share

         In 1997, the Financial Accounting Standards Board issued Statement No. 128 replacing the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding. In computing diluted earnings per share, the dilutive effect of stock options during the periods presented as well as the effect of contingently issuable shares also increase the weighted average number of shares.

         The Company initially applied Statement No. 128 for the year ended December 31, 1997 and has restated all per share information for prior periods to conform to Statement No. 128.

         The 150 for 1 stock split during the year ended December 31, 1997 has been reflected in all periods presented.

         New Accounting Standards

         The Financial Accounting Standards Board has recently issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company intends to adopt these standards in 1999 by making the required disclosures. Therefore, the adoption of these standards is not expected to have an effect on the Company's financial position or results of operations.

         The Financial Accounting Standards Board has also recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities which will be effective for the Company in 1999. The Company is reviewing the requirements of this standard and has not yet determined the impact on the financial statements of the Company.

         Interim financial information (unaudited)

         The financial statements and related notes as of September 30, 1998 and for the nine month periods ended September 30, 1997 and 1998 are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for a full year or for other interim periods. The presentation does not include all disclosures required by generally accepted accounting principles as they are not required for interim information.

2.       EQUIPMENT AND IMPROVEMENTS

         Equipment and improvements consist of the following:

                                                Life Used
                                             for Depreciation
                                             ----------------
         Furniture and fixtures                  5-7 years        $  235,516
         Vehicles                                  5 years            13,798
         Leasehold interest in equipment         3-5 years           713,982
         Leasehold improvements                10-15 years           129,180
                                                                  ----------
                                                                   1,092,476
         Accumulated depreciation and
             amortization                                           (305,993)
                                                                  ----------
                                                                  $  786,483
                                                                  ==========

         At December 31, 1997, the Company had accumulated amortization of $163,057 on assets acquired under capital leases.

3.       PLEDGED ASSETS AND RELATED DEBT

         The Company had a $250,000 line of credit agreement with a bank that expired in September 1998. Borrowings on the agreement bear interest at 0.25% above prime (8.75% at December 31, 1997) and are collateralized by substantially all assets of the Company and personally guaranteed by the stockholders. At December 31, 1997, there was $250,000 outstanding on the agreement. This agreement was replaced in September 1998 with another credit agreement with a different bank that allowed advances up to $1,000,000 expiring May 1999. The terms of this new agreement are substantially the same as described above.

         Long-term debt consists of the following:

         5% CEBA forgivable loan - no principal and interest payments for the first two years; payable in annual installments of $16,524, including interest, thereafter to June 2001; collateralized by substantially all assets of the Company and personally guaranteed by the stockholders; this loan will be forgiven if the
         Company achieves and maintains a certain employment level through June 2001             $ 45,000

         Obligations under capital leases for equipment; payable in monthly installments
         totalling $21,661; expiring through 2001                                                 572,604
                                                                                                 --------
                                                                                                  617,604
         Less current maturities                                                                  215,917
                                                                                                 --------
                                                                                                 $401,687
                                                                                                 ========

         Excluding the capital lease obligations, maturities of long-term debt are as follows:

                                  Year Ending
                                  -----------

                                         1998                      $      -
                                         1999                        15,174
                                         2000                        15,630
                                         2001                        14,196
                                                                   --------
                                                                   $ 45,000
                                                                   ========

         Subsequent to December 31, 1997 the Company entered into additional capital leases for equipment that they had purchased at that date. The amount received subsequent to year end was $228,678.

4.       COMMITMENTS

         Leases

         The Company leases certain equipment under leases which meet the criteria for capital lease classification. These agreements have been capitalized at the lesser of the fair market value of the equipment or the present value of the future minimum lease payments. The Company also leases other equipment and its office facility under operating leases which expire at various dates through October 2011.

         The Company's office facility lease is under a 15-year commercial lease with TEAM Property Management (TPM), an Iowa limited partnership controlled by the Company's shareholders. Rent expense under all equipment and facilities operating leases (including property taxes, insurance, and maintenance costs) was as follows in 1997:

                TPM                                      $202,849
                Other parties                              45,305
                                                         --------
                Total                                    $248,154
                                                         ========

         Future minimum lease payments under capital and operating leases in effect at December 31, 1997 are as follows:

                                                                             Operating Leases
                                                             Capital      -----------------------
         Year ending December 31:                            Leases          TPM           Other
                                                            --------      ----------      -------
         1998                                               $256,122      $  192,000      $24,232
         1999                                                237,612         192,000       24,232
         2000                                                137,637         192,000       24,232
         2001                                                 15,800         192,000       16,080
         2002                                                                192,000
         Thereafter (2003 through 2011)                                    1,696,000
                                                            --------      ----------      -------
                                                             647,171      $2,656,000      $88,776
                                                                          ==========      =======
         Less interest                                       (74,567)
                                                            --------
         Present value of net minimum
            lease payments                                  $572,604
                                                            ========

         Employee benefit plan

         The Company has a qualified defined contribution 401(k) plan covering substantially all employees. The plan offers an employee savings feature and discretionary Company matching contributions. The Company contributed $118,710 to this plan in 1997.

         Virtual Stock Plan

         Effective January 1, 1996, the Company implemented a nonqualified performance compensation plan whereby phantom stock units are awarded to eligible employees. The plan will operate over an eight year period ending December 31, 2003 with vesting based on years of service. Compensation expense under this plan was $19,303 in 1997.

         Stock Option plan

         The Company has a stock option plan under which options to purchase shares of common stock may be granted to key employees. The plan provides that the option price shall be 100% of the book value of the stock as of the last day of the month preceding the month in which the options are granted. There were no options issued or outstanding under this plan as of December 31, 1997.

         Buy Sell Agreement

         The stockholders of the Company have entered into a stock purchase agreement among themselves that requires them to first offer their shares to the other stockholders or to the Company in the event they wish to sell. The Company and the stockholders have the right of first refusal to buy all of the shares offered. The Company is required to buy the stock held by each stockholder upon their death or disability.

5.       INCOME TAXES

         The benefit for income taxes consists of the following:

         Current - primarily federal                                $(54,000)
         Deferred                                                     85,000
                                                                    --------
                                                                    $ 31,000
                                                                    ========

         A reconciliation of the expected federal income tax benefit at the statutory rate of 35% with the benefit for income taxes is as follows:

         Tax benefit computed at statutory rates                    $ 21,000
         Other                                                        10,000
                                                                    --------
                                                                    $ 31,000
                                                                    ========

         Under SFAS No. 109, deferred tax assets and liabilities are classified as current and noncurrent on the basis of the classification of the related asset or liability for financial reporting.

         Temporary differences comprising the net deferred taxes shown on the balance sheet are as follows:

                                                   Assets     Liabilities    Total
                                                  --------    -----------  --------
         Research and development carrying cost   $ 51,000                 $ 51,000
         Accrued vacation                           34,000                   34,000
         Other                                      10,000     $ (5,000)      5,000
                                                  --------     ---------   --------
              Current                               95,000       (5,000)     90,000

         Equipment and improvements basis                       (15,000)    (15,000)
         Other                                       7,000                    7,000
                                                  --------     --------    --------
              Noncurrent                             7,000      (15,000)     (8,000)
                                                  --------     --------    --------
                                                  $102,000     $(20,000)   $ 82,000
                                                  ========     ========    ========


6.       RELATED PARTY TRANSACTIONS

         The Company had advances to its stockholders in the amount of $153,356 plus accrued interest of $3,500 as of December 31, 1997. Interest on advances is adjustable every three years and was 5.65% at December 31, 1997.

         The Company has guaranteed loans related to the office building, which is discussed in Note 4, and has guaranteed another note payable of this affiliate. These loans have a total balance of $1,907,500 at December 31, 1997. The Company also had a note receivable from this entity for $138,425 plus accrued interest of $4,113 as of December 31, 1997. The note bears interest at 5.6% per annum and is due on June 30, 1999.

7.       SUBSEQUENT EVENT

         On December 18, 1998, the Company and its stockholders entered into an agreement and plan of merger with a subsidiary of VirtualFund.com, Inc. of Eden Prairie, Minnesota. Under the terms of the agreement, the stockholders of the Company exchanged all of their shares in the Company for stock and other consideration in VirtualFund.com, Inc.